Exhibit 99

Accenture Reports Third-Quarter Fiscal 2020 Results In Line With Expectations

-- Revenues are $11.0 billion, a 1% decrease in U.S. dollars and a 1.3% increase in local currency, including a reduction of approximately 2 percentage points from a decline in revenues from reimbursable travel costs --

-- EPS are $1.90, compared with $1.93 for the third quarter last year --

-- Operating income is $1.71 billion, with operating margin of 15.6%, an expansion of 10 basis points --

-- New bookings are $11.0 billion, an increase of 4% in U.S. dollars and 6% in local currency, with consulting bookings of $6.2 billion and outsourcing bookings of $4.8 billion --

-- Cash balance is $6.4 billion at May 31, 2020, an increase of $1.0 billion from the end of the second quarter --

-- Company declares quarterly cash dividend of $0.80 per share, up 10% from the equivalent quarterly rate last year --

-- Accenture updates business outlook for fiscal 2020, including narrowing its range for full-year revenue growth to 3.5-4.5% in local currency from 3-6% previously, and its range for EPS to
$7.57-$7.70 from $7.48-$7.70 previously; and raising its range for free cash flow to $5.8-$6.3 billion from $5.5-$6.0 billion --

NEW YORK; June 25, 2020 — Accenture (NYSE: ACN) reported financial results for the third quarter of fiscal 2020, ended May 31, 2020, with revenues of $11.0 billion, a decrease of 1% in U.S. dollars and an increase of 1.3% in local currency over the same period last year. Revenue growth for the quarter was reduced approximately 2 percentage points by a decline in revenues from reimbursable travel costs.

Diluted earnings per share were $1.90, compared with $1.93 for the third quarter last year.

Operating income was $1.71 billion, compared with $1.72 billion for the same period last year, and operating margin was 15.6%, an expansion of 10 basis points.

New bookings for the quarter were $11.0 billion, with consulting bookings of $6.2 billion and outsourcing bookings of $4.8 billion.

Julie Sweet, Accenture’s chief executive officer, said, “In times of crisis, our laser focus on creating value for our clients, our ability to deliver mission-critical services for the world’s leading companies, and our unwavering commitment to our people and to living our core values inside and outside Accenture make a difference. I am proud of how we helped ensure the business continuity of our clients, while prioritizing the health and well-being of our people, and continued to deliver on our commitments to our shareholders. We delivered third-quarter financial results that aligned with our expectations, including revenue growth in the top end of our guided range as well as strong profitability and free cash flow, while continuing to invest in our business and our people.”

Financial Review

Revenues for the third quarter of fiscal 2020 were $11.0 billion, compared with $11.1 billion for the third quarter of fiscal 2019, a decrease of 1% in U.S. dollars and a 1.3% increase in local currency. Revenues for the quarter reflect a foreign-exchange impact of approximately negative 2.5%, compared with the negative 1.5% impact we had previously assumed. Adjusting for the actual foreign-exchange impact, the company’s guided range for quarterly revenues was approximately $10.65 billion to $11.05 billion. Accenture’s third quarter fiscal 2020 revenues were in the top end of this adjusted range.

▪
Consulting revenues for the quarter were $6.0 billion, a decrease of 4% in U.S. dollars and 2% in local currency compared with the third quarter of fiscal 2019, including a reduction of approximately 3 percentage points from a decline in revenues from reimbursable travel costs.

▪	Outsourcing revenues were $5.0 billion, an increase of 3% in U.S. dollars and 5% in local currency compared with the third quarter of fiscal 2019.

Diluted EPS for the quarter were $1.90 compared with $1.93 for the third quarter last year. The $0.03 decrease in EPS reflects:

▪	a $0.01 increase from a lower share count;

offset by

▪	a $0.01 decrease from lower revenue and operating results;

▪	a $0.02 decrease from higher non-operating expense; and

▪	a $0.01 decrease from higher income attributable to noncontrolling interests.

Gross margin (gross profit as a percentage of revenues) for the quarter was 32.1%, compared with 31.8% for the third quarter last year. Selling, general and administrative (SG&A) expenses for the quarter were $1.82 billion, or 16.5% of revenues, compared with $1.81 billion, or 16.3% of revenues, for the third quarter last year.

Operating income for the quarter was $1.71 billion, or 15.6% of revenues, compared with $1.72 billion, or 15.5% of revenues, for the third quarter of fiscal 2019.

The company’s effective tax rate for the quarter was 25.5%, compared with 25.6% for the third quarter last year.

Net income for the quarter was $1.25 billion, compared with $1.27 billion for the third quarter last year.

Operating cash flow for the quarter was $2.74 billion and property and equipment additions were $150 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $2.59 billion for the quarter. For the same period last year, operating cash flow was $2.12 billion; property and equipment additions were $140 million; and free cash flow was $1.98 billion.

Days services outstanding, or DSOs, were 41 days at May 31, 2020, compared with 40 days at Aug. 31, 2019 and 39 days at May 31, 2019.

Accenture’s total cash balance at May 31, 2020 was $6.4 billion, compared with $5.4 billion at Feb. 29, 2020 and $6.1 billion at Aug. 31, 2019.

New Bookings

New bookings for the third quarter were $11.0 billion, an increase of 4% in U.S. dollars and 6% in local currency from the third quarter last year.

▪	Consulting new bookings were $6.2 billion, or 56% of total new bookings.

▪	Outsourcing new bookings were $4.8 billion, or 44% of total new bookings.

Revenues by Geographic Market

Revenues by geographic market were as follows:

▪	North America: $5.24 billion, compared with $5.15 billion for the third quarter of fiscal 2019, an increase of 2% in both U.S. dollars and local currency.

▪	Europe: $3.57 billion, compared with $3.77 billion for the third quarter of fiscal 2019, a decrease of 5% in U.S. dollars and 2% in local currency.

▪	Growth Markets: $2.18 billion, compared with $2.18 billion for the third quarter of fiscal 2019, flat in U.S. dollars and an increase of 5% in local currency.

Revenues by Industry Group

Revenues by industry group were as follows:

▪	Communications, Media & Technology: $2.20 billion, compared with $2.25 billion for the third quarter of fiscal 2019, a decrease of 2% in U.S. dollars and flat in local currency.

▪	Financial Services: $2.14 billion, compared with $2.20 billion for the third quarter of fiscal 2019, a decrease of 3% in U.S. dollars and flat in local currency.

▪	Health & Public Service: $2.02 billion, compared with $1.82 billion for the third quarter of fiscal 2019, an increase of 11% in U.S. dollars and 12% in local currency.

▪	Products: $3.00 billion, compared with $3.08 billion for the third quarter of fiscal 2019, a decrease of 3% in U.S. dollars and 1% in local currency.

▪	Resources: $1.64 billion, compared with $1.75 billion for the third quarter of fiscal 2019, a decrease of 6% in U.S. dollars and 3% in local currency.

Returning Cash to Shareholders

Accenture continues to return cash to shareholders through cash dividends and share repurchases.

Dividend

As previously disclosed, the company has moved from a semi-annual to a quarterly schedule for dividend payments in fiscal 2020. On May 15, 2020, a quarterly cash dividend of $0.80 per share was paid to shareholders of record at the close of business on Apr. 16, 2020. These cash dividend payments totaled $509 million, bringing dividend payments for the year to date to $1.53 billion.

Accenture plc has declared another quarterly cash dividend of $0.80 per share for shareholders of record at the close of business on July 16, 2020. This dividend is payable on Aug. 14, 2020.

In fiscal 2019, the company paid semi-annual cash dividends of $1.46 per share, equivalent to quarterly payments of $0.73 per share. The quarterly dividend of $0.80 per share this year represents a 10% increase over the equivalent quarterly rate in fiscal 2019.

Share Repurchase Activity

During the third quarter of fiscal 2020, Accenture repurchased or redeemed 3.7 million shares, including 3.5 million shares repurchased in the open market, for a total of $627 million. This brings Accenture’s total share repurchases and redemptions for the first three quarters of fiscal 2020 to 12.2 million shares, including 9.5 million shares repurchased in the open market, for a total of $2.33 billion.

Accenture’s total remaining share repurchase authority at May 31, 2020 was approximately $1.9 billion.

At May 31, 2020, Accenture had approximately 637 million total shares outstanding.

Business Outlook

The coronavirus (COVID-19) crisis has created a significant amount of volatility, uncertainty and economic disruption. Accenture’s fourth-quarter and full-year 2020 business outlook reflects its assumptions, as of today, regarding the continued effect of the coronavirus pandemic. The extent to which this continues to impact Accenture’s business, operations, and financial results, including the duration and magnitude of such impact, will depend on numerous evolving factors that are difficult to accurately predict, including those discussed in the Risk Factors set forth in Accenture’s Annual Report on Form 10-K and third-quarter Form 10-Q filings with the U.S. Securities and Exchange Commission.

Fourth Quarter Fiscal 2020

Accenture expects revenues for the fourth quarter of fiscal 2020 to be in the range of $10.6 billion to $11.0 billion, or negative 3% to positive 1% growth in local currency, reflecting the company’s assumption of a negative 1% foreign-exchange impact compared with the fourth quarter of fiscal 2019.

Fiscal Year 2020

Accenture’s business outlook for the full 2020 fiscal year continues to assume that the foreign-exchange impact on its results in U.S. dollars will be negative 1.5% compared with fiscal 2019.

For fiscal 2020, the company now expects revenue growth to be in the range of 3.5% to 4.5% in local currency, compared with 3% to 6% previously.

Accenture now expects operating margin for the full fiscal year to be 14.7%, an expansion of 10 basis points from fiscal 2019. The company previously expected operating margin to expand 10 to 20 basis points.

The company now expects its annual effective tax rate to be in the range of 23.5% to 24.5%, compared with 23.5% to 25.5% previously.

The company now expects diluted EPS to be in the range of $7.57 to $7.70, compared with $7.48 to $7.70 previously.

For fiscal 2020, the company now expects operating cash flow to be in the range of $6.45 billion to $6.95 billion, compared with $6.15 billion to $6.65 billion previously; continues to expect property and equipment additions to be $650 million; and now expects free cash flow to be in the range of $5.8 billion to $6.3 billion, compared with $5.5 billion to $6.0 billion previously.

Conference Call and Webcast Details

Accenture will host a conference call at 8:00 a.m. EDT today to discuss its third-quarter financial results. To participate, please dial +1 (877) 692-8955 [+1 (234) 720-6979 outside the United States, Puerto Rico and Canada] and enter access code 1418740 approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com beginning at 11:00 a.m. EDT today, June 25, and continuing until Thursday, Sept. 24, 2020. The replay will also be available via telephone by dialing +1 (866) 207-1041 [+1 (402) 970-0847 outside the United States, Puerto Rico and Canada] and entering access code 6918830 from 11:00 a.m. EDT today, June 25, through Thursday, Sept. 24, 2020.

About Accenture

Accenture is a leading global professional services company, providing a broad range of services in strategy and consulting, interactive, technology and operations, with digital capabilities across all of these services. We combine unmatched experience and specialized capabilities across more than 40 industries — powered by the world’s largest network of Advanced Technology and Intelligent Operations centers. With 513,000 people serving clients in more than 120 countries, Accenture brings continuous innovation to help clients improve their performance and create lasting value across their enterprises. Visit us at www.accenture.com.

Non-GAAP Financial Information

This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP. Accenture provides full-year revenue guidance on a local-currency basis and not in

U.S. dollars because the impact of foreign exchange rate fluctuations could vary significantly from the company’s stated assumptions.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. For a discussion of risks and actions taken in response to the coronavirus (COVID-19) pandemic, see “Our results of operations have been significantly adversely affected and could in the future be materially adversely impacted by the COVID-19 pandemic” under Item 1A, “Risk Factors” in Accenture plc’s Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2020. Many of the following risks, uncertainties and other factors identified below are, and will be, amplified by the COVID-19 pandemic. These risks include, without limitation, risks that: Accenture’s results of operations have been significantly adversely affected and could in the future be materially adversely impacted by the COVID-19 pandemic; Accenture’s results of operations could be adversely affected by volatile, negative or uncertain economic and political conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; Accenture’s business depends on generating and maintaining ongoing, profitable client demand for the company’s services and solutions including through the adaptation and expansion of its services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect the company’s results of operations; if Accenture is unable to keep its supply of skills and resources in balance with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; Accenture could face legal, reputational and financial risks if the company fails to protect client and/or company data from security breaches or cyberattacks; the markets in which Accenture operates are highly competitive, and Accenture might not be able to compete effectively; changes in Accenture’s level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on the company’s effective tax rate, results of operations, cash flows and financial condition; Accenture’s profitability could materially suffer if the company is unable to obtain favorable pricing for its services and solutions, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies; Accenture’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; as a result of Accenture’s geographically diverse operations and its growth strategy to continue to expand in its key markets around the world, the company is more susceptible to certain risks; Accenture’s business could be materially adversely affected if the company incurs legal liability; Accenture’s work with government clients exposes the company to additional risks inherent in the government contracting environment; if Accenture is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; Accenture’s ability to attract and retain business and employees may depend on its reputation in the marketplace; if Accenture does not successfully manage and develop its relationships with key alliance partners or fails to anticipate and establish new alliances in new technologies, the company’s results of operations could be adversely affected; Accenture might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; if Accenture is unable to protect or enforce its intellectual property rights or if Accenture’s services or solutions infringe upon the intellectual property rights of others or the company loses its ability to utilize the intellectual property of others, its business could be adversely affected; Accenture’s results of operations and share price could be adversely affected if it is unable to maintain effective internal controls; changes to accounting standards or in the estimates and assumptions Accenture makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; many of Accenture’s contracts include fees subject to the attainment of targets or specific service levels, which could increase the variability of the company’s revenues and impact its margins; Accenture might be unable to access additional capital on favorable terms or at all and if the company raises equity capital, it may dilute its shareholders’ ownership interest in the company; Accenture may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###

Contacts:

Stacey Jones
Accenture Media Relations
+1 (917) 452-6561
stacey.jones@accenture.com

Angie Park
Accenture Investor Relations
+1 (703) 947-2401
angie.park@accenture.com

ACCENTURE PLC
CONSOLIDATED INCOME STATEMENTS
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended				Nine Months Ended
	May 31, 2020	% of Revenues	May 31, 2019	% of Revenues	May 31, 2020	% of Revenues	May 31, 2019	% of Revenues
REVENUES:
Revenues	$10,991,305	100.0%	$11,099,688	100.0%	$33,491,768	100.0%	$32,159,363	100.0%
OPERATING EXPENSES:
Cost of services	7,462,617	67.9%	7,571,390	68.2%	22,956,150	68.5%	22,279,291	69.3%
Sales and marketing	1,118,204	10.2%	1,184,164	10.7%	3,471,980	10.4%	3,274,216	10.2%
General and administrative costs	697,751	6.3%	626,191	5.6%	2,094,697	6.3%	1,872,275	5.8%
Total operating expenses	9,278,572		9,381,745		28,522,827		27,425,782
OPERATING INCOME	1,712,733	15.6%	1,717,943	15.5%	4,968,941	14.8%	4,733,581	14.7%
Interest income	12,671		21,402		61,476		60,114
Interest expense	(4,961)		(5,348)		(19,002)		(15,472)
Other income (expense), net	(39,670)		(29,690)		(20,439)		(87,178)
INCOME BEFORE INCOME TAXES	1,680,773	15.3%	1,704,307	15.4%	4,990,976	14.9%	4,691,045	14.6%
Income tax expense	428,134		435,658		1,111,087		990,352
NET INCOME	1,252,639	11.4%	1,268,649	11.4%	3,879,889	11.6%	3,700,693	11.5%
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc.	(1,518)		(1,676)		(4,791)		(5,213)
Net income attributable to noncontrolling interests – other (1)	(22,919)		(17,457)		(55,188)		(46,795)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$1,228,202	11.2%	$1,249,516	11.3%	$3,819,910	11.4%	$3,648,685	11.3%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$1,228,202		$1,249,516		$3,819,910		$3,648,685
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc. (2)	1,518		1,676		4,791		5,213
Net income for diluted earnings per share calculation	$1,229,720		$1,251,192		$3,824,701		$3,653,898
EARNINGS PER SHARE:
-Basic	$1.93		$1.96		$6.00		$5.72
-Diluted	$1.90		$1.93		$5.90		$5.62
WEIGHTED AVERAGE SHARES:
-Basic	636,146,240		637,831,341		636,445,172		638,439,707
-Diluted	645,607,914		649,297,717		648,025,669		650,144,931
Cash dividends per share	$0.80		$1.46		$2.40		$2.92
_________

(1)	Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.

(2)
Diluted earnings per share assumes the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

ACCENTURE PLC
SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

			Percent Increase (Decrease) U.S. Dollars	Percent Increase (Decrease) Local Currency
	Three Months Ended
	May 31, 2020	May 31, 2019 (2)
GEOGRAPHIC MARKETS (1)
North America	$5,239,275	$5,147,948	2%	2%
Europe	3,574,995	3,773,835	(5)	(2)
Growth Markets	2,177,035	2,177,905	—	5
Total	$10,991,305	$11,099,688	(1)%	1%
INDUSTRY GROUPS (1)
Communications, Media & Technology	$2,197,152	$2,253,136	(2)%	—
Financial Services	2,137,850	2,196,595	(3)	—
Health & Public Service	2,015,874	1,819,775	11	12%
Products	2,998,903	3,077,227	(3)	(1)
Resources	1,636,606	1,747,977	(6)	(3)
Other	4,920	4,978	n/m	n/m
Total	$10,991,305	$11,099,688	(1)%	1%
TYPE OF WORK
Consulting	$5,997,894	$6,236,630	(4)%	(2)%
Outsourcing	4,993,411	4,863,058	3	5
Total	$10,991,305	$11,099,688	(1)%	1%

			Percent Increase (Decrease) U.S. Dollars	Percent Increase (Decrease) Local Currency
	Nine Months Ended
	May 31, 2020	May 31, 2019 (2)
GEOGRAPHIC MARKETS (1)
North America	$15,784,518	$14,758,046	7%	7%
Europe	10,993,277	11,125,999	(1)	2
Growth Markets	6,713,973	6,275,318	7	10
Total	$33,491,768	$32,159,363	4%	6%
INDUSTRY GROUPS (1)
Communications, Media & Technology	$6,681,968	$6,533,319	2%	4%
Financial Services	6,414,211	6,369,477	1	3
Health & Public Service	5,932,693	5,283,364	12	13
Products	9,376,984	8,912,588	5	7
Resources	5,071,450	5,040,143	1	3
Other	14,462	20,472	n/m	n/m
Total	$33,491,768	$32,159,363	4%	6%
TYPE OF WORK
Consulting	$18,546,448	$17,990,967	3%	5%
Outsourcing	14,945,320	14,168,396	5	7
Total	$33,491,768	$32,159,363	4%	6%

_________

(1)	Effective March 1, 2020 we began managing our business under a new growth model through our three geographic markets, which became our reportable segments in the third quarter of fiscal 2020.

(2)
Effective September 1, 2019 we revised the reporting of our geographic markets for the movement of one country from Growth Markets to Europe. Prior period amounts have been reclassified to conform with the current period presentation.

ACCENTURE PLC
OPERATING INCOME BY GEOGRAPHIC MARKET
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	May 31, 2020		May 31, 2019
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
GEOGRAPHIC MARKETS (1)
North America	$720,997	14%	$881,557	17%	$(160,560)
Europe	535,463	15	551,665	15	(16,202)
Growth Markets	456,273	21	284,721	13	171,552
Total	$1,712,733	15.6%	$1,717,943	15.5%	$(5,210)

	Nine Months Ended
	May 31, 2020		May 31, 2019
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
GEOGRAPHIC MARKETS (1)
North America	$2,281,648	14%	$2,266,963	15%	$14,685
Europe	1,477,338	13	1,596,776	14	(119,438)
Growth Markets	1,209,955	18	869,842	14	340,113
Total	$4,968,941	14.8%	$4,733,581	14.7%	$235,360
_________

(1)
Effective March 1, 2020 we began managing our business under a new growth model through our three geographic markets, which became our reportable segments in the third quarter of fiscal 2020. As a result of these changes, Accenture began reporting Operating income by geographic market, rather than industry group, in the third quarter of fiscal 2020.

ACCENTURE PLC
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)

	May 31, 2020	August 31, 2019
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,442,261	$6,126,853
Short-term investments	3,676	3,313
Receivables and contract assets	8,345,601	8,095,071
Other current assets	1,354,698	1,225,364
Total current assets	16,146,236	15,450,601
NON-CURRENT ASSETS:
Contract assets	52,701	71,002
Investments	270,984	240,313
Property and equipment, net	1,445,183	1,391,166
Lease assets	3,222,787	—
Goodwill	7,334,594	6,205,550
Other non-current assets	6,584,834	6,431,248
Total non-current assets	18,911,083	14,339,279
TOTAL ASSETS	$35,057,319	$29,789,880
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$8,697	$6,411
Accounts payable	1,405,977	1,646,641
Deferred revenues	3,536,521	3,188,835
Accrued payroll and related benefits	4,426,829	4,890,542
Lease liabilities	738,642	—
Other accrued liabilities	1,711,615	1,329,467
Total current liabilities	11,828,281	11,061,896
NON-CURRENT LIABILITIES:
Long-term debt	60,342	16,247
Lease liabilities	2,704,540	—
Other non-current liabilities	3,980,511	3,884,046
Total non-current liabilities	6,745,393	3,900,293
TOTAL ACCENTURE PLC SHAREHOLDERS’ EQUITY	16,014,606	14,409,008
NONCONTROLLING INTERESTS	469,039	418,683
TOTAL SHAREHOLDERS’ EQUITY	16,483,645	14,827,691
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$35,057,319	$29,789,880

ACCENTURE PLC
CONSOLIDATED CASH FLOWS STATEMENTS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Nine Months Ended
	May 31, 2020	May 31, 2019	May 31, 2020	May 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,252,639	$1,268,649	$3,879,889	$3,700,693
Depreciation, amortization and other	444,660	221,309	1,286,234	652,592
Share-based compensation expense	290,866	263,674	938,100	856,952
Change in assets and liabilities/other, net	753,301	369,910	(1,045,205)	(699,537)
Net cash provided by (used in) operating activities	2,741,466	2,123,542	5,059,018	4,510,700
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(149,981)	(140,261)	(410,414)	(357,749)
Purchases of businesses and investments, net of cash acquired	(742,062)	(540,833)	(1,326,366)	(1,055,915)
Proceeds from the sale of businesses and investments	5,686	26,106	84,886	27,915
Other investing, net	1,362	(177)	3,717	6,041
Net cash provided by (used in) investing activities	(884,995)	(655,165)	(1,648,177)	(1,379,708)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	349,165	308,176	849,565	754,453
Purchases of shares	(626,688)	(488,453)	(2,325,955)	(2,284,587)
Cash dividends paid	(508,913)	(931,515)	(1,528,532)	(1,864,353)
Other financing, net	(11,614)	(10,270)	(30,628)	(21,666)
Net cash provided by (used in) financing activities	(798,050)	(1,122,062)	(3,035,550)	(3,416,153)
Effect of exchange rate changes on cash and cash equivalents	(52,616)	(42,046)	(59,883)	(7,041)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,005,805	304,269	315,408	(292,202)
CASH AND CASH EQUIVALENTS, beginning of period	5,436,456	4,464,889	6,126,853	5,061,360
CASH AND CASH EQUIVALENTS, end of period	$6,442,261	$4,769,158	$6,442,261	$4,769,158